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                                                                    Exhibit 23.2



To the Board of Directors and Stockholders of Bcom3 Group, Inc.:

As independent public accountants, we hereby consent to the use of our report dated March 4, 2002 (except with respect to the matters discussed in Note 20, as to which the date is March 7, 2002) included in this registration statement and to all references to our Firm included in this registration statement.


                                                             Arthur Andersen LLP


New York, New York
May 3, 2002